Consent of Killman, Murrell & Company, P. c., Independent Registered Public Accounting Firm

We consent to the incorporation in this Registration Statement of Or-Ion Products, Inc. on Form S-1 Amendment No.1, of our report dated September 17, 2008, appearing in the Prospectus, which is part of this amended Registration Statement and to the reference to us under the headings "Selected Financial Data" and "Experts" in such Prospectus.

/s/ Killman, Murrell & Company P.C.
Killman, Murrell & Company P.C.
Odessa, Texas
February 12, 2009